Exhibit B
JOINT FILING AGREEMENT
The undersigned agree that the statement on Schedule 13G/A to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.
Dated: February 6, 2007

TRIDENT II, L.P. By: Trident Capital II, L.P., its sole general partner By: CD Trident II, LLC, a general partner

By:	/s/ David J. Wermuth

Name:	David J. Wermuth
Title:	Vice President

TRIDENT CAPITAL II, L.P. By: CD Trident II, LLC, a general partner

By:	/s/ David J. Wermuth

Name:	David J. Wermuth
Title:	Vice President

STONE POINT CAPITAL LLC

By:	/s/ David J. Wermuth

Name:	David J. Wermuth
Title:	Principal

MARSH & MCLENNAN CAPITAL PROFESSIONALS FUND, L.P. By: Stone Point GP Ltd., its sole general partner

By:	/s/ David J. Wermuth

Name:	David J. Wermuth
Title:	Secretary

MARSH & MCLENNAN EMPLOYEES’ SECURITIES COMPANY, L.P. By: Marsh & McLennan GP I, Inc., its sole general partner By: Stone Point Capital LLC, agent/attorney-in-fact

By:	/s/ David J. Wermuth

Name:	David J. Wermuth
Title:	Principal